Exhibit 10.1

EXECUTION COPY

SIXTH AMENDMENT TO

SIXTH AMENDED AND RESTATED

REVOLVING CREDIT AND TERM LOAN AGREEMENT AND WAIVER

This Sixth Amendment to Sixth Amended and Restated Revolving Credit and Term Loan Agreement and Waiver (“Sixth Amendment”) is made as of March 20, 2008, by and among Noble International, Ltd. (“Borrower”), the Lenders parties thereto from time to time and Comerica Bank, as Agent for the Lenders (the “Agent”).

RECITALS

A. Borrower, Agent and the Lenders entered into that certain Sixth Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 11, 2006, as amended by the First Amendment dated as of March 14, 2007, by the Second Amendment dated as of March 28, 2007, by the Third Amendment dated as of May 8, 2007, by the Fourth Amendment dated as of August 24, 2007 and by the Fifth Amendment dated as of November 2, 2007 (as amended or otherwise modified from time to time, the “Credit Agreement”) under which the Lenders extended (or committed to extend) credit to the Borrower, as set forth therein.

B. Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement, and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Sixth Amendment.

NOW, THEREFORE, Borrower, Agent and the Lenders agree:

1.	Section 1 of the Credit Agreement is hereby amended as follows:

(a)	The following definitions are hereby added to Section 1 of the Credit Agreement:

“ArcelorMittal Subordinated Debt” shall mean the unsecured Debt of Borrower evidenced by the ArcelorMittal Subordinated Note.

“ArcelorMittal Subordinated Note” shall mean, collectively, that certain Convertible Subordinated Promissory Note issued by Borrower to ArcelorMittal S.A. dated as of March 20, 2008, in form and substance acceptable to the Agent and the Majority Lenders, that certain Securities Purchase Agreement by and between Borrower and ArcelorMittal S.A. dated as of March 19, 2008, in form and substance acceptable to the Agent and the Majority Lenders, and all such other documents executed by and between ArcelorMittal, Borrower and any other Credit Parties in connection with the ArcelorMittal Subordinated Debt, in each case as the same may be amended or otherwise modified from time to time in compliance with this Agreement.

“Sixth Amendment Effective Date” shall mean March 20, 2008.

(b)	The following definitions in Section 1 are hereby amended and restated as follows:

“Change in Control” shall mean any of the following events or circumstances: (a) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than ArcelorMittal S.A. and its Affiliates) shall either (i) acquire beneficial ownership of more than 50% of any outstanding class of common stock of Borrower having ordinary voting power in the election of directors of Borrower or (ii) obtain the power (whether or not exercised) to elect a majority of Borrower’s directors, or (b) any “Change of Control”, as such term or similar concept is defined in any Subordinated Debt Document.

“Subordinated Debt” shall mean (a) Debt evidenced by the Convertible Subordinated Notes, (b) ArcelorMittal Subordinated Debt, (c) any Future Debt, (d) any Seller Debt and (e) any other Debt of Borrower which, in each case, has been subordinated in right of payment and priority to the Indebtedness, on terms and conditions otherwise satisfactory to the Agent and the Majority Lenders, and all of the material terms of which, including, without limitation, the maturity date, terms of amortization, interest rate, restrictive covenants and defaults, are reasonably acceptable to the Agent and the Majority Lenders.

“Subordinated Debt Documents” shall mean and include (a) Convertible Subordinated Notes, (b) ArcelorMittal Subordinated Note, (c) Future Debt Documents, (d) any Seller Notes and (e) any other documents, instruments or agreements executed to evidence or otherwise relating to any Subordinated Debt, in each case, as the same may be amended, modified or supplemented from time to time in compliance with the terms of this Agreement.

“Term Loan Maturity Date” shall mean October 15, 2010.

(c)	Clause (h) of the definition of “Permitted Acquisition” is hereby amended and restated as follows:

“(h) Both before and after giving effect to such acquisition, the Total Debt to EBITDA Ratio shall be less than 3.00 to 1.00, as determined on a pro forma basis acceptable to Agent and the Majority Lenders;”

2.	Section 3A.3 of the Credit Agreement is hereby amended and restated as follows:

“3A.3 Repayment of Principal. The Indebtedness outstanding under the Term Loan shall be repaid in equal consecutive principal installments in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) each, commencing on April 15, 2008, and on the fifteenth day of each April, July, October and January thereafter until the Term Loan Maturity Date, when all unpaid principal plus accrued interest thereon shall be due and payable. There shall be no readvance or reborrowings of any principal reductions of the Term Loan.”

3.	Section 7 of the Credit Agreement is hereby amended as follows:

(a)	The following is added to Section 7.1 as new clause (c):

“(c) as soon as available, but in any event not later than thirty (30) days after the end of each month, except for any month which is also a fiscal quarter or Fiscal Year end, the unaudited Consolidated and Consolidating financial statements of Borrower as at the end of such month and the related unaudited statements of income, accumulated earnings and cash flows of Borrower for the portion of the Fiscal Year through the end of such month, setting forth in each case in comparative form the figures for the previous year, and certified by a Responsible Officer as being fairly stated in all material respects;”

(b)	The paragraph at the end of Section 7.1 is hereby amended to add the words “or clause (c)” immediately after the words “clause (b)” therein.

(c)	Section 7.9 is hereby deleted in its entirety and replaced with the following:

“7.9 RESERVED.”

(d)	Section 7.11 is hereby amended and restated in its entirety, as follows:

“7.11 Consolidated Senior Debt to EBITDA Ratio. Maintain at all times a Senior Debt to EBITDA Ratio of not more than the ratio set forth below opposite the applicable period:

Period	Ratio
3/31/08 through 6/29/08	2.75 to 1.00
6/30/08 through 12/30/08	2.50 to 1.00
12/31/08 and thereafter	1.50 to 1.00”

(e)	Clause (b) of Section 7.12 is hereby amended and restated in its entirety, as follows:

“(b) Consolidated EBITDA to Interest Ratio. Maintain at all times a Consolidated EBITDA to Interest Ratio of not less than the ratio set forth below opposite the applicable period:

Period	Ratio
3/31/08 through 9/29/08	1.50 to 1.00
9/30/08 through 12/30/08	1.60 to 1.00
12/31/08 through 6/29/09	2.15 to 1.00
6/30/09 through 12/30/09	2.25 to 1.00
12/31/09 and thereafter	2.50 to 1.00”

(f)	Section 7.22 is hereby amended and restated in its entirety, as follows:

“7.22 RESERVED.”

(g)	Section 7.20(c) is hereby amended and restated as follows:

“(c)(i) With respect to real property located in the United States owned by Borrower or any other Significant Domestic Subsidiary, after the Restatement Date, not later than forty-five (45) days after such property is acquired, unless extended by Agent, Borrower shall execute or cause to be executed a Mortgage covering such property, together with such additional real estate documentation, environmental reports, title policies and surveys as may be reasonably required by Agent and (ii) with respect to real property located in jurisdictions outside the United States owned by Borrower or any other Significant Domestic Subsidiary after the Restatement Date, to the extent permitted under applicable local law, not later than ninety (90) days after such property is acquired, unless waived or extended by Agent, Borrower shall execute or cause to be executed a Mortgage covering such property, together with such additional real estate documentation, environmental reports, title policies and surveys as may be reasonably required by Agent (as determined by counsel acceptable to Agent);”

4.	Section 8 of the Credit Agreement is hereby amended as follows:

(a)	Section 8.1(d) is hereby amended and restated as follows:

“(d)(i) Subordinated Debt evidenced by the Convertible Subordinated Notes existing on the Restatement Date, and any renewals or refinancing of such Debt which, in each case have been subordinated on substantially on the same terms, and which shall otherwise be in compliance with this Agreement (including, without limitation, Section 8.11 hereof), (ii) the ArcelorMittal

Subordinated Debt and (iii) subject to Section 3A.11 hereof, other Subordinated Debt incurred after the Restatement Date in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;”

(b)	The word “Consolidated” is hereby added immediately before the words “Fixed Charge Coverage Ratio” in Section 8.6(b) hereof.

(c)	Section 8.7(b), (g) and (h) are hereby amended and restated as follows:

“(b) Investments existing on the Sixth Amendment Effective Date and listed on Schedule 8.7(b) attached hereto;”

“(g) Investments, other than those set forth in clauses (a) through (f) above and (h) and (i) below, or on Schedule 8.7(b) attached hereto, in aggregate amount outstanding at any one time not to exceed $2,000,000;”

“(h) intercompany loans, advances or Investments, other than those set forth on Schedule 8.7(b) attached hereto, made by Borrower or any Domestic Subsidiary to any Non-US/Canadian Company (other than any Excluded Foreign Subsidiary) not to exceed $2,000,000 in the aggregate outstanding at any time; provided that any intercompany loan hereunder shall be evidenced by and funded under an Intercompany Note pledged to the Agent under the appropriate Collateral Documents and provided further that at the time any such loan, advance or investment is made (before and after giving effect thereto) no Default or Event of Default has occurred and is continuing; provided, however, that no security agreement shall be required if a taxable event shall occur as a result of the execution of such security agreement by any Foreign Subsidiary; and”

(d)	Section 8.13 is hereby amended and restated as follows:

“8.13 Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except for Capital Expenditures, the amount of which in any Fiscal Year does not exceed (i) $25,000,000 in the aggregate for the Fiscal Year ending December 31, 2007 and (ii) $20,000,000 in the aggregate for the Fiscal Year ending December 31, 2008 and each Fiscal Year ending thereafter.”

5.	New Schedule 8.7(b) attached hereto as Attachment 2 hereby amends, restates and replaces in its entirety the existing Schedule 8.7(b) to the Credit Agreement.

6.	The Agent hereby confirms, for and on behalf of the Lenders, the waiver by the requisite Lenders of any Default or Event of Default arising solely from the Borrower’s failure to comply with (i) the provisions of Sections 7.11 and 7.12(b) of the Credit Agreement for the fiscal quarter ended December 31, 2007; and (ii) the requirement set forth in the waiver letter dated as of February 15, 2008, that all of the Net Cash Proceeds of the ArcelorMittal Subordinated Debt be applied to the prepayment of the Term Loan; provided that the Borrower has made the payments as set forth in Section 8(d) of this Sixth Amendment.

7.	The Agent hereby confirms, for and on behalf of the Lenders, the consent of the requisite Lenders to an extension of the requirement set forth in Section 7.23(a) of the Credit Agreement to dissolve and transfer the assets of Noble Logistic Services, Inc. (MI) and Central Transportation and Delivery, Inc. to December 31, 2008 (or such later date that is acceptable to Agent).

8.	This Sixth Amendment shall become effective (according to the terms hereof) on the date that the following conditions have been fully satisfied by the Borrower (“Sixth Amendment Effective Date”):

(a)	Agent shall have received counterpart originals of this Sixth Amendment, in each case duly executed and delivered by the Borrower and the requisite Lenders and the Agent in form satisfactory to Agent and the Lenders.

(b)	Agent shall have received the Acknowledgment of Guarantor executed and delivered by each Guarantor in the form attached to this Sixth Amendment as Attachment 1.

(c)	Agent shall have received evidence satisfactory to it that the Borrower shall have received proceeds of the ArcelorMittal Subordinated Debt in an amount not less than $50,000,000 on terms reasonably acceptable to the Agent and the Majority Lenders and the Agent shall have received executed copies of the ArcelorMittal Subordinated Note in form and substance reasonably acceptable to Agent and the Majority Lenders.

(d)	Borrower shall have made payment on the Term Loan and the Revolving Credit in an aggregate amount not to be less than the aggregate proceeds of the ArcelorMittal Subordinated Debt as follows: (i) an amount of not less than $40,000,000 to be applied to repay the Term Loan and (ii) the amount of not less than $10,000,000 to be applied to repay outstandings under the Revolving Credit.

(e)

Borrower shall have paid (i) to the Agent for pro rata distribution to the Lenders approving the amendment, a nonrefundable amendment fee in an amount equal to ten (10) basis points on each Lenders’ Percentage of the Revolving Credit Aggregate Commitment and the aggregate principal amount outstanding under the Term Loan after giving effect to this Sixth Amendment, (ii) to Agent, for distribution to the Lenders, as applicable, all interest, fees and other amounts, if any, due and owing to the Agent and the Lenders and accrued to the Sixth Amendment Effective Date to the extent requested by the Agent prior to the date hereof and (iii) to Agent, all fees and other amounts, if any, due and owing to the Agent in accordance with any fee letter executed by and among the Agent and the Borrower.

9.	Borrower hereby represents and warrants that, after giving effect to the amendments to the Credit Agreement contained herein, (a) execution and delivery of this Sixth Amendment are within such party’s corporate powers, have been duly authorized, are not in contravention of law or the terms of their respective articles of incorporation or bylaws, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Sixth Amendment, of any governmental body, agency or authority, and this Sixth Amendment and the Credit Agreement will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the continuing representations and warranties set forth in Sections 6.1 through 6.24 inclusive, of the Credit Agreement are true and correct on and as of the date hereof, and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement, and (c) as of the Sixth Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

10.	Borrower and the Lenders each hereby ratify and confirm their respective obligations under the Credit Agreement, as amended by the Sixth Amendment and agree that the Credit Agreement hereby remains in full force and effect after giving effect to the effectiveness of the Sixth Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Credit Agreement” shall be references to the Credit Agreement as amended by the Sixth Amendment.

11.	Except as specifically set forth above, this Sixth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement or any of the Notes issued thereunder, or to constitute a waiver by the Lenders or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

12.	Unless otherwise defined to the contrary herein, all capitalized terms used in this Sixth Amendment shall have the meaning set forth in the Credit Agreement.

13.	This Sixth Amendment may be executed in counterpart in accordance with Section 14.9 of the Credit Agreement.

14.	This Sixth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

[signatures follow on succeeding pages]

IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Sixth Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK,
as Agent

By:	/s/ James Q. Goudie
Its:	VP - AGM

Signature Page to Sixth Amendment

(830684)

NOBLE INTERNATIONAL, LTD.

By:	/s/ David J. Fallon
Its:	CFO

Signature Page to Sixth Amendment

(830684)

COMERICA BANK, as Swing Line Lender, Issuing Lender and a Lender

By:	/s/ James Q. Goudie
Its:	VP - AGM

Signature Page to Sixth Amendment

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NATIONAL CITY BANK,
as Co-Lead Arranger, Joint Bookrunner, Co-Syndication Agent and a Lender

By:	/s/ Horst Sherrif
Its:	Vice President

Signature Page to Sixth Amendment

(830684)

JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agent and a Lender

By:	/s/ Thomas A. Lakocy
Its:	Senior Vice President

Signature Page to Sixth Amendment

(830684)

BMO CAPITAL MARKETS FINANCING, INC., as Documentation Agent and a Lender

By:	/s/ William Thomson
Its:	Vice President

Signature Page to Sixth Amendment

(830684)

CITIZENS BANK,
as a Lender

By:	/s/ Troy Stevenson
Its:	Vice President

Signature Page to Sixth Amendment

(830684)

ATTACHMENT 1

ACKNOWLEDGMENT OF GUARANTORS

Each of the undersigned, being an authorized officer of the guarantors listed below (collectively, the “Guarantors”) hereby acknowledge that (a) such Guarantor executed a Second Amended and Restated Guaranty dated as of October 12, 2006 (“Guaranty”) and that certain Reaffirmation of Loan Documents dated as of December 11, 2006, pursuant to which such Guarantor guaranteed the obligations of the Borrower under that certain Noble International, Ltd. Sixth Amended and Restated Credit Agreement dated as of December 11, 2006 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Noble International, Ltd. (“Borrower”), the Lenders parties thereto from time to time and Comerica Bank, as Agent for the Lenders (the “Agent”) and (b) Borrower, the Lenders and the Agent have executed the Sixth Amendment to the Credit Agreement dated as of date hereof (the “Amendment”). Each of the undersigned hereby ratifies and confirms its obligations under the Credit Agreement and the Guaranty and agrees that the Guaranty remains in full force and effect after giving effect to the effectiveness of the Amendment. Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement. This acknowledgment shall be governed by and construed in accordance with the laws of, and be enforceable in, the State of Michigan.

Dated as of the 20th day of March, 2008.

NOBLE ADVANCED TECHNOLOGIES, INC.
NOBLE TUBE TECHNOLOGIES, LLC
NOBLE LOGISTIC SERVICES, INC.
NOBLE METAL PROCESSING-OHIO, LLC
PULLMAN INDUSTRIES, INC.
PULLMAN INVESTMENTS LLC
PULLMAN INDUSTRIES OF INDIANA, INC.
NOBLE MANUFACTURING GROUP, INC.
NOBLE METAL PROCESSING, INC.
NOBLE LAND HOLDINGS, INC.
PROTOTECH LASER WELDING INC.
NOBLE SWISS HOLDINGS, LLC
NOBLE METAL PROCESSING-NEW YORK, INC.
NOBLE METAL PROCESSING-KENTUCKY, G.P.
TAILOR STEEL AMERICA, LLC
NOBLE TSA, LLC

By:	/s/ David J. Fallon
Name:	David J. Fallon
Title:	Chief Financial Officer of each of the foregoing entities

(830684)

ATTACHMENT 2

Schedule 8.7(b) (Existing Investments)

As of March 13, 2008:

Investments

•	Noble International, Ltd. has recorded a $1,250,000 investment in WISCO Noble (Wuhan) Laser Welding Technology Company, Ltd.

•	Noble Metal Processing, Inc. has recorded a $500,000 investment in Noble Metal Processing – Australia, Pty, Ltd.

•	Noble Metal Processing, Inc. has recorded a $2,765,515 investment in Noble Metal Processing Holding S. de R.L. de C.V.

Inter-company Loans

•	Noble Metal Processing, Inc. has recorded a $1,763,105 inter-company loan receivable from Noble Metal Processing – Australia, Pty, Ltd.

•	Noble Metal Processing, Inc. has recorded a $64,270 inter-company loan receivable from Noble Metal Processing Holding S. de R.L. de C.V.

•	Noble Metal Processing, Inc. has recorded a $451,103 inter-company loan receivable from Noble Summit Metal Processing de Mexico, S. de R.L. de C.V.

(830684)